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                                                                     EXHIBIT 9

                                 July 23, 1998

Lincoln Benefit Life Company
Lincoln Benefit Life Centre
Lincoln, Nebraska 6801-0469

     Re: Lincoln Benefit Life Company
         Lincoln Benefit Life Variable Annuity Account
         Registration Statement on Form N-4 (File No. 333-50737)

Dear Sirs:

     This opinion is furnished in connection with the filing of a Registration Statement on Form N-4 ("Registration Statement") by Lincoln Benefit Life Variable Annuity Account ("Separate Account"). The Registration Statement covers an indefinite amount of interests under the variable portion of Flexible Premium Individual Deferred Variable Annuity Contracts ("Contracts") offered by Lincoln Benefit Life Company ("Lincoln Benefit"). Purchase Payments paid under variable annuity contracts offered by Lincoln Benefit may be allocated by Lincoln Benefit to the Separate Account in accordance with the owners' direction with reserves established by Lincoln Benefit to support such Policies.

     The Contracts are designed to provide annuity benefits are to be offered in a manner described in the Prospectus which is included in the Registration Statement.

     The Contracts will be sold only in jurisdictions authorizing such sales.

     I have examined all such corporate records of Lincoln Benefit and such other documents and laws as I consider appropriate as a basis for this opinion. On the basis of such examination, it is my opinion that:

          1. Lincoln Benefit is a corporation duly organized and validly existing under the laws of the State of Nebraska.

          2. The Separate Account is an account established and maintained by Lincoln Benefit pursuant to the laws of the State of Nebraska, under which income, gains and losses, whether or not realized, from assets allocated to the Separate Account, are, in accordance with the Policies, credited to or charged against the Separate Account without regard to other income, gains or losses or Lincoln Benefit.

          3. Assets allocated to the Separate Account will be owned by Lincoln Benefit. The Policies provide that the portion of the assets of the Separate Account equal to the reserves and other Policy liabilities with respect to the Separate Account will not be

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     chargeable with liabilities arising out of any other business Lincoln
     Benefit may conduct.

          4. When issued and sold as described above, the Policies will be duly authorized and will constitute validly issued and binding obligations of Lincoln Benefit in accordance with their terms.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                 Yours Truly,

                                                 /s/ Carol S. Watson

                                                 Carol S. Watson
                                                 Senior Vice President and
                                                   General Counsel

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Exhibit 9 - Consent of Counsel

[JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON LLP LETTERHEAD]
Jorden Burt Boros Cicchetti Berenson & Johnson LLP
1025 Thomas Jefferson Street, N.W.
East Lobby - Suite 400
Washington, D.C. 20007-5201

Christopher S. Petito                                           (202)965-8152



July 23, 1998

Lincoln Benefit Life Company
206 South 13th Street
Omaha, Nebraska 68508

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement on Form N-4 (File No. 333-50737 and 811-7924) filed by Lincoln Benefit Life Company with respect to the variable portion of certain individual variable deferred annuity contracts. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

Jorden Burt Boros Chicchetti Berenson & Johnson LLP

By: /s/ Christopher S. Petito
   ----------------------------
        Christopher S. Petito